Exhibit 99(24)

POWER OF ATTORNEY

Effective April 1, 2023, the undersigned directors/officers of The Ohio National Life Insurance Company, an Ohio corporation (the "Company"), hereby constitute and appoint Therese S. McDonough and Kimberly A. Plante and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any of the documents referred to below relating to any of the following registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any life insurance or annuity policies:

Insurance Company Separate Account	1940 Act File Number
Ohio National Variable Account A	811-1978
Ohio National Variable Account B	811-1979
Ohio National Variable Account D	811-8642

Product	1933 Act File Number
ONcore Premier (sold before October 1, 2012)	333-43515
ONcore Value (sold before October 1, 2012)	333-43513
ONcore Xtra (sold before October 1, 2012)	333-86603
ONcore Flex	333-43511
ONcore Lite	333-52006
ONcore Wrap	333-134982
ONcore Ultra	333-134288
ONcore Lite II	333-156430
ONcore Ultra II	333-156432
ONcore Premier II	333-164070
ONcore Xtra II	333-164073
ONcore Flex II	333-164069
ONcore Lite III	333-164075
ONcore Wealth Foundation 7	333-171785
ONcore Wealth Foundation 4	333-171785
ONcore Premier (sold on or after October 1, 2012)	333-182250
ONcore Value (sold on or after October 1, 2012)	333-182248
ONcore Xtra (sold on or after October 1, 2012)	333-182249
ONcore Select 4	333-212677
ONcore Select 7	333-212677

Authority is hereby granted to execute Registration Statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith. Each of said attorneys-in-fact and agents and him or her or their substitutes being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date set forth below.

/s/ Michael Akker	February 2, 2023
Michael Akker	Date

/s/ Anurag Chandra	February 2, 2023
Anurag Chandra	Date

/s/ Philippe Charette	February 2, 2023
Philippe Charette	Date

/s/ Lori Dashewich	February 2, 2023
Lori Dashewich	Date

/s/ Clifford Jack	March 21, 2023
Clifford Jack	Date

/s/ Greg Nielsen	February 2, 2023
Greg Nielsen	Date

J. Michael Schlotman	Date

/s/ Steven Verney	February 2, 2023
Steven Verney	Date

One Financial Way
Cincinnati, Ohio 45242
Post Office Box 237
Cincinnati, Ohio 45201-0237
Telephone: 513-794-6100
April 28, 2023

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Ohio National Variable Account A (1940 Act File No. 811-1978)

Post-Effective Amendment No. 19 to File No. 333-182249

Ladies and Gentlemen:

Attached hereto is post-effective amendment 19 to File number 333-182249. This post-effective amendment is being filed pursuant to Rule 485(b) of the Securities Act of 1933. This amendment is being filed to update financials and make certain other non-material changes. The undersigned has reviewed the disclosures in the post-effective amendment and certifies that the post-effective amendment meets all of the requirements for effectiveness of this registration statement under Rule 485(b).

Please feel free to contact me at (513) 794-6278 if you have any questions or comments.

Sincerely,
Kimberly A. Plante
Vice President and General Counsel